Exhibit 99.1

The Alkaline Water Company Finalizes Strategic Equipment Acquisition

Company strengthens its manufacturing capabilities and looks to reduce production costs and improve margins

SCOTTSDALE, ARIZONA -- April 22, 2025 (GLOBE NEWSWIRE) -- The Alkaline Water Company, Inc. (OTC: WTER) a leader in the beverage industry known for its purified alkaline water, enhanced with Himalayan rock salt, today announced the finalization of its previously announced equipment acquisition with FZA Note Buyers LLC, a Florida limited liability company, through its wholly owned acquisition entity Alkaline Water AZ LLC. The acquisition has been completed through the issuance of 34,000,000 shares of Restricted Stock subject to rule 144 and a 12-month lock-up period imposed by The Alkaline Water Company, Inc. (OTC: WTER).

The completion of this transaction follows the Letter of Intent announced on February 13, 2025 and marks a milestone in The Alkaline Water Company, Inc. (OTC: WTER ) strategy to enhance control over its manufacturing process, improve margins, and increase supply chain reliability. With the equipment fully integrated into its production infrastructure, The Alkaline Water Company expects to realize significant cost savings and operational efficiencies beginning in the current fiscal year.

"This is a major step in our operational transformation and vertical integration strategy, with the successful completion of our strategic equipment acquisition with FZA Note Buyers LLC," said Ricky Wright, CEO of The Alkaline Water Company, Inc. (OTC: WTER ) "For the first time in our company's history, we now have control over our own production lines, which is particularly valuable as we approach the high-volume summer season when securing production line time is always challenging. This acquisition strengthens our manufacturing capabilities while preserving our cash position, as the transaction was structured through restricted shares with a 12-month lock-up period, ensuring no impact on our current trading float."

The acquisition closely follows the announcement of a national distribution agreement with a leading U.S. wholesale grocery distributor announced earlier this week, which expanded Alkaline88's footprint across key U.S. regions. Together, these strategic initiatives position The Alkaline Water Company, Inc. (OTC: WTER) for accelerated growth and enhanced market penetration in the premium water category.

About The Alkaline Water Company

The Alkaline Water Company Inc. (OTC: WTER), is a leader in the premium beverage industry, committed to providing superior, clean, and pure hydration solutions to consumers nationwide. The company's flagship Alkaline88® brand has built strong recognition and consumer loyalty due to its simple, clean ingredient profile. Alkaline88® is crafted using a proprietary electrolysis process that infuses purified water with Himalayan rock salt, trace minerals, and electrolytes, achieving a perfectly balanced 8.8 pH, free of chemicals and additives. Under the leadership of returning co-founder Ricky Wright as CEO, the company is implementing disciplined strategies to drive operational improvements, market expansion, and sustainable profitable growth.

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Disclaimer Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements and include statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company's control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company's common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact Information

The Alkaline Water Company Inc.
5524 North 51st Avenue
Glendale, Arizona 85301
Telephone: 480-582-3600
Website: www.thealkalinewaterco.com
Email: IR@thealkalinewaterco.com

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